UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-9819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia			23060-9245
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	N/A	None
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Representatives of Dynex Capital, Inc. (the “Company”) plan to present to investors sponsored by representatives of BTIG, LLC on March 23, 2021. During the presentation, the Company will disclose the following information:

•Core net operating income per common share for the first quarter of 2021 is estimated to exceed the common stock dividends declared during the period of $0.39 per common share.
•The Company has partially deployed the proceeds of its capital raises during the quarter in primarily 2.0% and 2.5% coupon TBA securities.
•As of March 19, 2021, the Company’s investment portfolio was approximately $5.0 billion, consisting of $4.4 billion of Agency RMBS including TBA securities, $250 million in Agency CMBS, and $370 million in CMBS IOs.
•Total shareholders’ equity now exceeds $700 million versus $633 million at December 31, 2020.
•Leverage as measured by total liabilities plus the cost basis of TBA securities divided by total shareholders’ equity is approximately 6.7x at March 19, 2021.
•Book value per common share is currently estimated to be in the range of $19.25-$19.80.
•The Company’s interest rate risk hedge position continues to reflect the Company’s macroeconomic view of higher rates and a steeper yield curve.

The information is unaudited and has not been verified or reviewed by any third party. The Company undertakes no obligation to update or revise its estimate of core net operating income or book value. The Company will provide additional details about the results for the first quarter of 2021 and material investment and other activity for the first quarter in the Company’s quarterly earnings release and investor call in early April 2021.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words believe, expect, forecast, anticipate, estimate, project, plan, and similar expressions, such as financial estimates or forecasts, including forecasted leverage and liquidity, identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company’s actual results, timing of certain events and the impact of the market events could differ considerably from those projected and/or contemplated by those forward-looking statements, including as a result of unforeseen external factors or risks. For additional information on these factors or risks, see the Company’s Annual Report on Form 10-K for the period ending December 31, 2020, as filed with the SEC. The document may be found on the Company’s website (www.dynexcapital.com) under Investor Center, as well as on the SEC’s website (www.sec.gov).

Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	March 23, 2021	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer